                                                                    EXHIBIT 10.1

                             COST SHARING AGREEMENT

The Cost Sharing Agreement (the Agreement) is between PEMCO MUTUAL INSURANCE COMPANY ("PMIC") a corporation with its principal office at 325 Eastlake Ave E, Seattle, WA 98109, and EVERGREENBANK ("the Company"), a corporation with its principal office at 301Eastlake Ave E, Seattle, WA 98109, and is effective as of JANUARY 1, 2005.

1.    PURPOSE

      The Agreement is designed to recover direct and department costs incurred by PMIC on behalf of the Company. PMIC has been identified as the provider of corporate shared services for those services currently performed by PMIC. Unless restricted by regulation, PMIC will directly pay the employees providing the shared services.

      The Agreement does not create profit for PMIC, but is, instead, a cooperative model designed to equitably recover costs.

2.    TERM AND TERMINATION

      The Agreement shall take effect as of the date first written above and shall remain in force for an initial term of one year. Thereafter, upon each anniversary this Agreement shall automatically renew for successive one-year terms until terminated as provided herein.

      Termination at Will. Either party may terminate the Agreement, or any service hereunder, for any or no reason by providing the other party no less than six months advance written notice. Both parties shall make good faith reasonable efforts to facilitate an orderly and mutually satisfactory cessation of the affected service(s).

      Termination by Mutual Agreement. The Agreement or any service hereunder may be terminated at any time with the express consent of both parties.

      Termination for Cause. Either party may terminate the Agreement upon notice to the other in the event the non-terminating party: 1) materially breaches its obligations under this Agreement (including, without limiting the foregoing, all obligations of payment) and such breach continues uncured for a period of 90 days following written notice of such breach by the non-breaching party; or 2) becomes the subject of bankruptcy, assignment for the benefit of creditors, or similar proceedings or otherwise ceases to do business as a going concern.

3.    SERVICES OF PMIC TO THE COMPANY

         PMIC will initially provide these specific services to the Company:
              Human Resources
              Marketing
              Training and Resource Center

                            PMIC - EvergreenBank Cost Sharing Agreement - Page 1

            Security
            Mail Services
            Print Management
            Forms Management
            Reception
            Document Management
            Copy Services
            Motor Pool
            Desktop Publishing
            Design Services
            Writing Services
            Word Processing
            Business Analysts
            Internal Audit or Consulting
            Purchasing
            Corporate Legal
            Real Estate
            Telecom

      In addition to these services, PMIC may provide other services as requested by the Company and appended to the Agreement in writing signed by both parties. Specific service descriptions, services to be provided during the current term, and applicable cost allocations and their bases will be set forth in Attachment A hereto and incorporated herein by reference.

      PMIC reserves the right to discontinue any service, if they discontinue providing that service generally, with 30 days notice.

4.    ALLOCATION OF COSTS

      Each PMIC department that provides shared services (Cost Centers) has determined the direct and department costs incurred by the Cost Centers to provide services to the Company. Direct and department costs represent those costs incurred by PMIC for services extended to the Company.

      Cost recovery is based on the following methods:

            -     Department allocation

            -     Percentage of usage

            -     Fee based

            -     Flat fee

      Certain Cost Centers have been able to determine the standard cost of providing a specific service to the Company and, as such, have provided a usage fee for these services. However, where standard cost models are impractical to develop, a standard cost allocation methodology has been developed.

                            PMIC - EvergreenBank Cost Sharing Agreement - Page 2

      Costs for the following shared services shall initially be allocated as indicated:

      -     Human Resources - relative number of employees of the Company

      -     Marketing - relative time spent on the company

      -     Training and education - by class

      - Security - physical security based on PFS Square Footage subject to Surveillance ( properties occupied by, or remotely viewed by, PMIC Security); other security based on relative number of employees of the Company

      -     Mail Services - based on actual monthly time studies

      -     Print Management - based on actual monthly time studies

      -     Forms Management - based on actual monthly time studies

      -     Reception - based on actual monthly time studies

      -     Document Management - based on actual monthly time studies

      -     Copy Services - per hour or per unit basis

      -     Motor Pool - per hour or per unit basis

      -     Desktop Publishing - per hour or per unit basis

      -     Design Services - per hour or per unit basis

      -     Writing Services - per hour or per unit basis

      -     Word Processing - per hour or per unit basis

      -     Business Analysts - per hour or per unit basis

      -     Internal Audit or Consulting - per hour basis

      -     Purchasing - per purchase order basis

      -     Corporate Legal - based on time studies

      -     Real Estate - per hour basis

      -     Telecom - based on actual usage

      Any other services provided by PMIC to the Company shall be allocated in accordance with customary insurance accounting practices or generally accepted accounting principles.

      Costs that are directly incurred by the Company (Direct Charges) and paid by PMIC are not included in the cost allocation. Instead, these costs are billed directly to the Company for reimbursement.

      All matters relating to cost and payment under this Agreement will be reviewed annually and adjusted as necessary in accordance with the principles set forth herein.

5.    EXPENSES PAID BY EACH COMPANY

      Expenses billed directly to either company or directly allocated to each company shall be paid directly by that company out of its own funds to the extent this is practical. Any expenses or portion thereof paid directly by one company that are properly allocable to the other company shall be paid to the company that pays the expense within thirty (30) days of billing.

6.    SETTLEMENT OF INTERCOMPANY BALANCES

                            PMIC - EvergreenBank Cost Sharing Agreement - Page 3

      Expenses allocable to the Company, and Direct Charges, shall be invoiced to the Company one month in arrears. Invoices are due when received.

7.    BOOKS AND RECORDS

      The books and records of each company, as they pertain to this agreement, shall be maintained in accordance with the uniform accounting instructions of the National Association of Insurance Commissioners or generally accepted accounting principles and shall be available for audit and review by the other company and by the insurance commissioner of the state of Washington.

8.    PROPRIETARY RIGHTS

      The Company retains exclusive rights of ownership to all work products produced solely and exclusively for the Company by PMIC under this Agreement. PMIC retains exclusive rights to ownership of all other work products produced hereunder, except to the extent that such rights are owned by third parties. "Work product" shall include all documents, presentation materials, files, input materials, output materials, the media upon which they are located, and all software programs or packages (together with any related documentation, source codes, object codes, upgrades, revisions, modifications, and any other related materials) which are utilized or developed in the performance of the services contracted for under the Agreement.

9.    CONFIDENTIALITY

      Each party shall hold in trust and confidence all of the other party's Confidential Information to which it is exposed based on activities related to the Agreement, and shall not disclose such information to third parties except as may be authorized by the owning party. "Confidential Information" means all information not in the public domain that belongs to or is the responsibility of each party, including but not limited to information about the party's business affairs, software and hardware systems and related documentation, existing or future research and development, work products, customers and employees, and the entities with whom the party conducts business. The provisions in this Section shall survive the termination of this Agreement.

10.   INDEMNITY

      It is the intention of the parties that PMIC is an independent contractor under this Agreement. All employees of PMIC who provide services hereunder shall remain employees of PMIC and not employees of the Company, regardless of whether their salaries are considered in determining the amount charged to the Company for their services. Notwithstanding the foregoing, in the event a governmental agency determines that social security, withholding, or other tax or assessment should have been paid by the Company on behalf of PMIC, then PMIC agrees to indemnify and hold harmless the

                            PMIC - EvergreenBank Cost Sharing Agreement - Page 4

                                                                    EXHIBIT 10.1

      Company against any such loss, including interest and penalties occasioned by such determination.

      The Company agrees to defend, indemnify, and hold harmless PMIC against any and all loss, liability, cost or expense (including without limitation reasonable attorneys' fees) arising from or related in any way whatsoever to the services provided hereunder, except to the extent solely caused by PMIC's gross negligence or willful misconduct.

11.   GENERAL

      A. Applicable Law. This Agreement shall be governed by and interpreted under the laws of the State of Washington.

      B. Severability. Any invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity of any other of its provisions.

      C. Notices. Any notice or other communication hereunder shall be in writing.

      D. Waiver. No term or provision hereof shall be deemed waived or breach excused unless such waiver is in writing and signed by the party claimed to have waived or consented.

      E. Assignment. Neither party may assign, sell, transfer, or subcontract any of its rights or obligations under this Agreement without the other party's prior written consent.

      F. Modification. This Agreement may not be modified except by written agreement of both parties.

12.   ENTIRE AGREEMENT

      This Agreement, including Addendum A and any other attachments hereto and as may be modified from time to time as provided herein, constitutes the entire agreement between PMIC and the Company regarding the services and costs and other subject matter referred to herein, and as of the effective date hereof terminates, replaces, and supersedes all prior agreements and other communications between the parties with respect to this subject matter, regardless of whether in written, oral, or any other form.

PEMCO MUTUAL INSURANCE COMPANY           EVERGREENBANK

By: /s/ Steven A. Ricco                  By: /s/ Gerald O. Hatler
    -------------------                      --------------------
Name: Steven A. Ricco                    Name: Gerald O. Hatler

Title: Vice President & CFO              Title: President & CEO

Date: 1/19/2005                          Date: 12.30.2004

                            PMIC - EvergreenBank Cost Sharing Agreement - Page 5

                   ADDENDUM A - SERVICES AND COST ALLOCATIONS

                          TO THE COST SHARING AGREEMENT
                     BETWEEN PEMCO MUTUAL INSURANCE COMPANY
                                AND EVERGREENBANK
                             DATED DECEMBER 30, 2004

               PERIOD COVERED: JANUARY 1 THROUGH DECEMBER 31, 2005

                        Confidential - Internal Use Only

HUMAN RESOURCES

DESCRIPTION OF SERVICES:

SPECIALTY FUNCTIONS/ADMINISTRATION

      -     Contracts with, and manages, 3rd party vendors (15+)

      - Administers employee services such as lunchroom, payroll deduction for commuter and parking programs, community service projects, service and attendance awards

      -     Helps administer HR policies and handbook

EEO, LEGAL, COMPLIANCE

      -     Provides regulatory reporting to 12+ agencies

      -     Handles unemployment and workers' compensation claims/issues

      - Ensures legal compliance on EEO, safety, benefit plans, and other employment issues

      -     Trains supervisors and managers in employment and compliance issues

COMPENSATION (PAYROLL AND BENEFITS)

      - Administers benefit programs such as medical/dental, 401(k), life, long-term disability, and other programs such as tuition/education reimbursement programs and deferred compensation plans; manages COBRA process

      - Recommends benefits strategy to PFS Executive Committee annually prior to open enrollment

      - Conducts annual open enrollment process, processes monthly benefits enrollment and benefits billing

      - Coordinates benefits coverage, paid and unpaid leave, and return to work issues with employees on leaves of absences

      -     Negotiates benefits contracts with vendors

      - Administers wage and pay programs, compiles and analyzes pay and benefits data

      -     Prepares personalized total compensation statement, every other year

      -     Manages paid time off programs

      -     Processes payroll data on biweekly payment schedule

      -     Manages transportation subsidies and commuter program

      -     Documentation/Records:

            -     prepares monthly wage and tax data for general ledger

            -     documents expense reporting

            - creates ad hoc reports for earned time and sick time balances, overtime and bonuses

            -     time recording for attendance records

            -     processes taxable fringes

EMPLOYMENT (RECRUITING AND STAFFING)

      -     Creates ads for open positions

      - Conducts initial screening interviews, administers applicant testing, develops legal and effective interviewing techniques

      -     Checks and accesses references, credit and criminal backgrounds

      -     Manages PFS employee transfers

      -     Conducts exit interviews

      -     Recruits temporary services, manages contracted employees

      -     Trains supervisors and managers in interviewing

      -     Reports

      -     Reviews position responsibilities for accurate FLSA classification

                        Confidential - Internal Use Only

      - Reviews employees' statuses (regular full-time, regular part-time, temporary) for accurate classification

      -     Assists Security with employee safety issues

TRAINING

      - Conducts first day, 2 hour orientation and 90 day, 1 1/2 hour benefits orientation

      - Facilitates PDP training; assists facilitation of Legacy Leadership, supervisory training, Aljoya sessions

      -     Trains managers to administer policies and procedures

ALLOCATION METHODOLOGY:

The allocation model for HR recovery is:

            Annual HR expense as benchmarked / PMIC HR staff = cost per HR Staff

            (Total Company headcount/100) x HR headcount benchmark = Company HR Staff

            Company HR Staff x Cost per HR Staff = Company annual HR expense

            Company annual HR expense/12 = monthly expense reimbursement
            (rounded)

Adjusted FTE is defined as follows:

            HR expense as benchmarked = Ward benchmark for A.M. Best A+ insurance companies

            HR headcount benchmark = BNA survey data at the third quartile

NOTES:

      -     Headcount is based on November data.

      - Expense reimbursement will be billed monthly and is subject to change only with the occurrence of material event.

      -     Company direct vendor payments are not included. ---

                        Confidential - Internal Use Only

MARKETING

DESCRIPTION OF SERVICES:

      -     Marketing Strategy Development

      -     Consumer Research

      -     Product Research

      -     Competitive Intelligence

      -     Media Planning

      -     Advertising, Creative Direction

      -     MCIF Administration and reporting

      -     Sales Promotion Planning

      -     Direct Marketing Administration

      -     MarCom Management (PR, Media Relations)

      -     CorCom Management (Internal PFS Communication)

      -     Community Relations

      -     Product Management

      -     Marketing Project Coordination and Management

      -     Brand Strategy and Development

      -     Business Alliance Partnerships (i.e.: Lead Development)

      -     Marketing Consulting

ALLOCATION METHODOLOGY:

Marketing services will be charged by multiplying the actual hours of use by $100.

NOTES:

-     Company direct vendor payments are not included. ---

                        Confidential - Internal Use Only

TRAINING AND RESOURCE CENTER (TARC)

DESCRIPTION OF SERVICES:

TARC costs are broken into charges associated with setting up classes (attendance records, supplies, etc.), and a standard cost rate for specified classes and activities.

ALLOCATION METHODOLOGY:

Since TARC will be primarily focused on PMIC training for 2005, there is no annual flat-fee administrative charge to the Company.

The following services and classes will be reimbursed as follows:

     CUSTOMIZED SERVICES:

            -      Curriculum Development        $125 per hour

            -      Consulting                    $100 per hour

            -      Research                      $96 per hour

            -      Coaching/Mentoring            $96 per hour

            -      Facilitating                  $150 per hour

            CLASSES:

            -     The Supervisory Series         $1,250 per person

            -     New Employee Training

                  -     Required Day One         $100 per person

                  -     Voluntary Day Two        $100 per person

NOTES:

-     Company direct vendor payments are not included. ---

                        Confidential - Internal Use Only

SECURITY

DESCRIPTION OF SERVICES:

PHYSICAL SECURITY

a)   PEMCO-OWNED/MANAGED/OCCUPIED/REMOTELY-VIEWED COMPANIES

      -     Provide and manage Security Guard Force

      -     Provide and manage CCTV Surveillance

      -     Access Controls & Alarm Systems

      -     Emergency Radio & Cell Phone Communication

b)   NON-PEMCO-OWNED/MANAGED/OCCUPIED/REMOTELY-VIEWED COMPANIES

      -     Access cards

      -     Other special projects (i.e. SAS 70, CISP support)

c) THIRTY PERCENT (30%) OF THE GUARDSMARK BILLING GOES TO "BUILDING." THE REMAINING 70% OF THE BILLING WILL BE SPLIT AS FOLLOWS:

      - PCCS will be charged for 10% of the current Guardsmark split because of increased Security Department time needed to monitor the PCCS Computer Room.

      - The remaining 60% of charges will be allocated based on occupied/remotely-viewed square footage.

ALL OTHER SECURITY, INCLUDING SAFETY PROGRAM

a)  PFS SECURITY OTHER

      -     Emergency PA Communications

      -     Investigations

      -     Workplace Violence Prevention Program

      -     Liaison with Law Enforcement Authorities

      -     Investigative Criminal Background Checks

      - Emergency Response to Security-related threats to persons or property at PFS company sites

      -     Protection of persons and property at PFS company sites

      -     Provide Security Awareness and Education Programs

b)  PFS SAFETY PROGRAM

      -     Provide First Aid kits, AED's, sickroom and related supplies

      - Insure MSDS and Hazardous Materials and Blood Borne pathogen regulatory compliance

      - Provide emergency First Aid response, CPR, earthquake preparedness, Bomb Search, and evacuation support

      -     Provide First Aid, AED, and related training to appropriate staff

      - Establish and maintain Safety Committee structure and regulatory compliance

      -     Provide Emergency Food, Water for extended emergencies

      - Provide Search and Rescue equipment and handling in the event of regional disaster impacts to facility

      - Conduct routine safety sweeps and evaluations for proactive accident prevention

      -     Conduct Accident Investigations to determine cause and remedy

                        Confidential - Internal Use Only

      -     Provide Safety Awareness and Education programs

ALLOCATION METHODOLOGY:

Physical Security - The allocation model for Physical Security recovery depends on whether or not a property is PEMCO-owned/managed or occupied/remotely-viewed by PMIC Security.

a)    PEMCO-owned/managed/occupied/remotely-viewed companies

      - CU, PCCS (also please see note "c" below for PCCS), Seattle and Lynnwood Bank

      (Allocable Costs/Square Footage subject to surveillance) x Company Square Footage where

      Allocable Costs = Physical Security costs less direct reimbursements

      PFS Square Footage subject to Surveillance = properties occupied by, or remotely viewed by PMIC Security

b) Non-PEMCO-owned/managed/occupied/remotely-viewed companies - PTSI, Federal Way and Bellevue Bank

      -     $15 per access card (14-day turnaround)

      -     $25 per access card (1-day turnaround)

      -     $27 per hour for SAS 70 support, CISP, or other special projects

c) Thirty percent (30%) of the Guardsmark billing goes to "building." The remaining 70% of the billing will be split as follows:

      - PCCS will be charged for 10% for the current Guardsmark split because of increased Security Department time needed to monitor the PCCS Computer Room.

      - The remaining 60% of charges will be from an allocation based on occupied/remotely-viewed square footage.

All Other Security - The allocation model for All Other Security cost recovery is:

            (Allocable Costs/PFS-Adjusted FTE) x Company-Adjusted FTE

                                      where

            Adjusted FTE includes all employees and sales agents for the Insurance Company

NOTES:

-     Company direct vendor payments are not included.

- The above allocations do not include actual contingencies. The cost of an actual contingency will be charged separately based on actual expenses incurred.

                        Confidential - Internal Use Only

- Starting January 2005, the Bank will not be charged for Contingency Security (part of All Other Security). They will take full responsibility for their own business contingency planning and testing, and they will not maintain a seat on the EOC Planning Team(s).

- Starting January 2005, the Insurance Company's network will be separated from the other networks in the Alliance, consequently we will no longer be using the Insurance Company's single network. Therefore, costs for Information Security will no longer be recovered by the Insurance Company.

                        Confidential - Internal Use Only

SHARED SERVICES DEPARTMENT

DESCRIPTION OF SERVICES:

Mail Services- - - - - - - -   Handling of all incoming and outgoing mail,
                               receiving and delivery of packages, center messenger service, and miscellaneous projects such as processing of agent mail, visa reports, proof of mail, and bank statements.

Print Management - - - - - -   Management of outsourced print services and
                               leased copy machines

Forms Management - - - - - -   Inventory and version management of standard
                               forms

Reception- - - - - - - - - -   General lobby reception services and ad hoc
                               clerical assistance

Document Management- - - - -   Filming, storage and retrieval, management of
                               archival records, ordering of
                               third party data and records, ad hoc proofreading
                               / editing and document services assistance

ALLOCATION METHODOLOGY: Actual monthly expenses for Mail Services, Print Management, Forms Management, Reception, and Document Management will be allocated based on actual monthly time studies.

NOTES:

-     Company direct vendor payments and direct postage are not included.

- After IPS is implemented in March, Mail Services will no longer process the Bank's statements.

COPY SERVICES

                                   PRICING MODEL

File copying                                                                   $0.30 per sheet

Full color copying                                                             $0.99 per sheet
         (more than 2 colors excluding black on a page, 8 1/2 x 11)

Full color copying                                                             $1.50 per sheet
         (more than 2 colors excluding black on a page, 11 x 17)

Accent color copying                                                           $0.25 per sheet
         (one color plus black on a page,
         8 1/2 x 11 or 8 1/2 x 14, 1- or 2-sided)

B&W copying       (8 1/2 x 11, 8 1/2 x 14, 1- or 2-sided)                      $0.07 per sheet

B & W copying (11 x 17, 1- or 2-sided)                                         $0.12 per sheet

Sales training manuals                                                         $60.00 per manual
(Includes copy, tabs, and bindery costs.  Does not include binder.)

Bindery time                                                                   $60.00 per hour

Folding                                                                        $15.00 per set up

Plotter printing                                                               $2.00 per page

                        Confidential - Internal Use Only

NOTES:

-     Proposed rates are 100 percent of market price.

MOTOR POOL                     $5.00 per hour

DESKTOP PUBLISHING             $54.00 per hour

DESIGN SERVICES                $62.00 per hour

WRITING SERVICES               $58.00 per hour

WORD PROCESSING                $42.00 per hour

BUSINESS ANALYSTS              $68.00 per hour

                        Confidential - Internal Use Only

FINANCE

DESCRIPTION OF PURCHASING SERVICES:

      -     Fleet handling w/Shared Services

      -     Purchase Order processing

      -     Vendor Management

      -     Requests for Proposal

      -     Requests for Information

      -     Vendor Research

      -     Cell phone handling

ALLOCATION METHODOLOGY: A fee of $10 will be charged per purchase order

                        Confidential - Internal Use Only

CORPORATE LEGAL

DESCRIPTION OF SERVICES:

IN GENERAL.  Deliver an array of in-house legal services to Company, including:

ADVICE AND COUNSEL

      - Provide legal assistance to upper management regarding day-to-day business operations

      -     Assist Company in developing situational strategic options;

      -     Support the board(s) of directors of the Company (and subsidiaries)

COMPLIANCE

      -     Maintain ongoing rapport with regulators

      - Provide legal assistance during regulatory examinations and external audits

      -     Assist in complaint responses to regulators

      - Provide legal assistance on privacy policies and information security programs

      - Provide research, clarify laws, regulations, and information as requested

CONTRACTS

      - Provide targeted support (including coordination with Internal Audit/Contracts Department) on contract reviews

CORPORATE FILINGS

      -     Holding company filings (bank and insurance companies)

      -     On-going regulatory compliance activities

      -     State filings, including reports, forms, notices and requests

INTELLECTUAL PROPERTY

      - Register copyright and trademark filings, or coordinate the same with outside counsel

CORPORATE GOVERNANCE

      -     Retrieval of and amendments to bylaws and charter documents

      - Legal assistance for meetings of directors, shareholders, and management

      -     Support corporate policy development and implementation

      -     Contact with regulators and law enforcement

LITIGATION

      - Provide advice and supervision of outside law firms on pending or threatened litigation (excluding claims litigation for insurance companies)

LOBBYISTS AND TRADE ASSOCIATIONS

      -     Review pending legislation and changes to legislation

      -     Support PFS lobbyist activities

PARTICULAR SERVICES AS DESIGNATED

      - Specific additional services as may be determined by the Company and Legal Department, including:

                        Confidential - Internal Use Only

            - Corporate Legal provides non-claim-related legal support to all the Companies, advising management on the meaning of statutes, regulations, court opinions, and administrative rulings. The department's responsibilities include advising management and PFS directors on corporate governance and preparation or review of corporate policies, forms, agreements, and contracts.

            - The department maintains the articles of incorporation, bylaws, corporate minute books, and associated records of all the major PEMCO Companies, and supports the government affairs activities of all the Companies.

ALLOCATION METHODOLOGY:

The Corporate Legal pricing model is based on time estimates. However, this model excludes the costs associated with the processing of stock splits or stock dividends for Evergreen Bancorp. Additionally, this model does not consider any major unplanned project such as an acquisition and, as such, may require adjustment in the event of a major project. Therefore, the calculation for cost recovery per company would be:

            Allocable Costs x estimate of hour allocations

The Company will be billed 9.9% of the current estimate of hour allocations.

NOTES:

-     Company direct vendor payments are not included.

                        Confidential - Internal Use Only

REAL ESTATE

DESCRIPTION OF SERVICES:

HOUSEKEEPING            ($60/hour)

      -     Special Tenant requested cleaning

      -     Conference room Set-up

      -     Emergency cleaning

FACILITY SERVICES            ($60/hour)

      -     Work Order requests

      -     Damage repair

      -     Equipment installations

      -     Equipment repair

      - Special services (i.e. lock change, custom lighting, security support, etc.)

PROFESSIONAL SERVICES            ($70/hour)

      -     Space programming

      -     space desing

      -     leasing and property consultation

      -     project management

NOTES:

      -     Services will be billed through the rental agreement.

                        Confidential - Internal Use Only

TELECOM

DESCRIPTION OF SERVICES:

COORDINATION AND MANAGEMENT OF VOICE DIAL TONE SERVICE

      -     New, deleted or changed voice lines

      -     Provision of voice mail services

      -     Long distance related to remote access lines

      -     Remote user access services related to voice telecom

BUSINESS MANAGEMENT OF VOICE TELECOM SERVICE

      -     Invoice processing and control of vendor provided telecom services

      - Invoice processing and control of PMIC/Affiliate voice telecom billings

      - Administering equipment and all other contractual obligations regarding voice telecom

      -     Administer implemented Policies and Procedures

COORDINATION OF TECHNICAL VOICE TELECOM SERVICES

      - Coordinate voice telecom services outlined in the PEMCO Corp Service Level Agreement

      - Coordination and approval of all equipment maintenance, upgrading, and installation regarding voice telecom

ALLOCATION METHODOLOGY:

The Telecom pricing model is based on the following billing rates:

                      HOME OFFICE           REMOTE OFFICE
                      -----------           -------------
Long distance         $0.06/minute          $0.06/minute
Nortel desk phone     $29/unit              $49/unit
Rockwell              $22/unit              $13/unit
Line                  $12/line              $44/line
New phone MAC         $150/MAC              $150/MAC
Move phone MAC        $100/MAC              $100/MAC
Software MAC          $25/MAC               $25 MAC

Charges are guaranteed through the first quarter of 2005; beginning with the second quarter, they are subject to change with 30 days notice.

                        Confidential - Internal Use Only

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